                                                                      Exhibit 24
                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint JAMES F. KEEN, CLYDE A. BILLINGS, JR., TERESA A. FEHRMAN and ELBERT L. THOMAS, JR., jointly and each of them severally, his or here true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacitates, to execute and sign the Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission, pursuant to the provisions of the Securities Act of 1933, by First Tennessee National Corporation ("Corporation") relating to the issuance of its Common Stock, par value $2.50 per share, pursuant to the Agreement and Plan of Merger dated as of February 21, 1995, by and between the Corporation and Financial Investment Corporation and, further, to execute and sign any and all pre-effective and post-effective amendments thereto and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, or their or his or her substitute or substitutes, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all the acts that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        SIGNATURE                                  TITLE                               DATE
- --------------------------          ----------------------------------            --------------
Ralph Horn                          Chief Executive Officer (principal            March 27, 1995
- --------------------------          executive officer) and a Director
Ralph Horn


Elbert L. Thomas, Jr.               Senoir Vice President and                     March 27, 1995
- --------------------------          Chief Financial Officer (principal
Susan Schmidt Bies                  financial officer)

James F. Keen                       Senior Vice President and                     March 27, 1995
- --------------------------          Controller (principal
James F. Keen                       accounting officer)

Jack A. Belz                        Director                                      March 27, 1995
- --------------------------
Jack A. Belz


Robert C. Blattberg                 Director                                      March 27, 1995
- --------------------------
Robert C. Blattberg


J. R. Hyde, III                     Director                                      March 27, 1995
- --------------------------
J. R. Hyde, III


R. Brad Martin                      Director                                      March 27, 1995
- --------------------------
R. Brad Martin

Joseph Orgill                       Director                                      March 27, 1995
- --------------------------
Joseph Orgill, III

Richard E. Ray                      Director                                      March 27, 1995
- --------------------------
Richard E. Ray


Vicki G. Roman                      Director                                      March 27, 1995
- --------------------------
Vicki G. Roman


Michael D. Rose                     Director                                      March 27, 1995
- --------------------------
Michael D. Rose


William B. Sansom                   Director                                      March 27, 1995
- --------------------------
William B. Sansom


Gordon P. Street, Jr.               Director                                      March 27, 1995
- --------------------------
Gordon P. Street


Ronald Terry                        Director                                      March 27, 1995
- --------------------------
Ronald Terry
